Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
RULE 15d-14(b) UNDER SECURITIES EXCHANGE ACT OF 1934 AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF UNITED STATES CODE

In connection with the quarterly report of Verso Paper Holdings LLC (the “Company”) for the quarterly period ended September 30, 2009 (the “Report”), I, Michael A. Jackson, certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 13, 2009

/s/ Michael A. Jackson
Michael A. Jackson President and Chief Executive Officer